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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   META4, INC.

         Meta4, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is Meta4, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 20, 1996.

         2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation by changing the name of the Corporation, increasing the number of authorized shares of common stock and creating a class of shares of preferred stock of the Corporation.

         3. The text of the Certificate of Incorporation, as heretofore amended or supplemented, is further amended hereby to read as herein set forth in full:

                  FIRST: The name of the corporation is Metalogics, Inc. (the "Corporation").

                  SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, in the County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Company Corporation.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 25,000,000 shares of capital stock consisting of:

                           (a) 20,000,000 shares of Common Stock, par value
                  $.0001 per share (the "Common Stock"); and

                           (b) 5,000,000 shares of Preferred Stock, par value
                  $.0001 per share (the "Preferred Stock").


                                       1
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                                     PART A
                                  COMMON STOCK

                  (a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

                  (b) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the Delaware General Corporation Law, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding-up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding-up of the Corporation as herein provided.

                  (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation of, or other amounts payable with respect to, any shares of Common Stock, which he is not then entitled to receive, he will forthwith deliver the same in the form received to the holders of shares of the Preferred Stock as their respective interests may appear, or to the Corporation if no shares of Preferred Stock are then outstanding, and until so delivered will hold the same in trust for such holders or the Corporation.

                  (d) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by him, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, with respect to the Preferred Stock.

                  (e) No stockholder shall be entitled to any preemptive right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase in the authorized capital stock of the Corporation.



                                       2
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                                     PART B
                                 PREFERRED STOCK

         Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law.

                  FIFTH:   The Corporation is to have perpetual existence.

                  SIXTH: The Corporation expressly elects to be subject to the provisions of Section 203 of the Delaware General Corporation Law.

                  SEVENTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                  EIGHTH: Elections of directors need not be by written ballot unless the By-laws of the Corporation shall otherwise provide.

                  NINTH: Special meetings of the stockholders of the Corporation may only be called by the Board of Directors of the Corporation upon the request of any two directors, by the holders of one-third or more of the outstanding Common Stock, or by the duly elected officers of the Corporation.

                  TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                  ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  TWELFTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
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                  THIRTEENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law, from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

                  FOURTEENTH: The number of directors constituting the Board of Directors shall be determined by the Board of Directors, subject to the By-laws of the Corporation. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting called for such purpose. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

         4. This Restated Certificate of Incorporation was duly proposed by the Corporation's Board of Directors and duly adopted by unanimous written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Meta4, Inc. has caused this Restated
Certificate of Incorporation to be signed by William P. Doyle, its President, as of this 24th day of July, 1998.




                                               ----------------------------
                                               William P. Doyle, President